Exhibit 23.2

                             Glen Macdonald. P. Geo
      #905-1600 M Beach Avenue, Vancouver, British Columbia, Canada V6G 1Y7


June 1, 2010

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington DC 20549

Re: Deer Bay Resources Inc. - Form S1 Registration Statement

Dear Sirs:

As a consulting geologist I hereby consent to the inclusion or incorporation by reference in the Form S1 Registration Statement for Deer Bay Resources Inc, dated on or about June 1, 2010, and thereafter, of the following:

     * My report titled "Geological Report on the Emory Creek claim located in the New Westminster Mining Division, British Columbia, Canada, for Deer Bay Resources Inc, dated February 10, 2010, prepared by me for Deer Bay Resources Inc.

In addition, I hereby also consent to the reference to my name included under the heading "Experts" in the referenced Registration Statement for Deer Bay Resources Inc.

Yours truly,


/s/ Glen C. Macdonald
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Glen C. Macdonald, P. Geol., P. Geo.